As filed with the Securities and Exchange Commission on June 24, 2005
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DSL.net, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1510312
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

545 Long Wharf Drive
New Haven, CT 06511
(Address of Principal Executive Offices) (Zip Code)
____________________

Amended and Restated 2001 Stock Option and Incentive Plan
 (Full Title of the Plan)
____________________

Robert J. DeSantis
Chief Financial Officer
DSL.net, Inc.
545 Long Wharf Drive
New Haven, CT 06511
(Name and Address of Agent For Service)

(203) 772-1000
(Telephone Number, Including Area Code, of Agent For Service)
______________________________

Copy to:

Mark H. Burnett, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)(4)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)

Common Stock (Par Value $.0005 Per Share)	20,000,000	$0.09 (2)	$1,800,000	$212.00

TOTAL:	20,000,000		$1,800,000	$212.00
___________________________________________

(1)
Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the Registrant’s Amended and Restated 2001 Stock Option and Incentive Plan, as amended (the “Plan”), will be 65,000,000 shares. In addition, pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options or other awards granted under the Plan by reason of any stock dividends, stock split, recapitalization or other similar transaction.

(2)
The exercise price or fair market value of any options or other awards granted under the Plan shall be determined at time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1) of the General Rules and Regulations under the Securities Act of 1933, the price of $0.09, which is the average of the high and low prices reported on the American Stock Exchange on June 23, 2005, is set forth solely for purposes of calculating the registration fee.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933.

(4)
This registration statement relates to 20,000,000 shares of Common Stock, $.0005 par value per share, reserved for issuance under the Plan, which shares are in addition to 45,000,000 shares of Common Stock, $.0005 par value per share, previously registered pursuant to Registration Statements on Form S-8 (Registration Nos. 333-75230, 333-89886 and 333-110131) and filed with the Securities and Exchange Commission. The current filing is being made to register the additional 20,000,000 shares which have been approved for issuance by the Registrant and its stockholders under the Plan.

PART I

This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-75230 on Form S-8, as filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2001, Registration Statement No. 333-89886 on Form S-8, as filed with the Commission on June 6, 2002, and Registration Statement No. 333-110131 on Form S-8, as filed with the Commission on October 31, 2003, each relating to the Registrant’s Amended and Restated 2001 Stock Option and Incentive Plan, as amended, are effective and hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 23, 2005 pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2004;

(b)	All other documents filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)
The item entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 3, 2004 pursuant to Section 12(b) of the Exchange Act, and the related Exhibit 6 referred to therein and filed therewith.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Reference is made to the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 24th day of June, 2005.

DSL.NET, INC.

By:	/s/ Kirby G. Pickle
Kirby G. Pickle, Chief Executive Officer and Class III Director

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of DSL.net, Inc. hereby constitutes and appoints Kirby G. Pickle and Robert J. DeSantis, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) required to be executed on behalf of himself as an individual or in his capacity as an officer or director, as the case may be, on behalf of DSL.net, Inc., pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act, by the rules and regulations of any applicable market or exchange or by applicable state securities laws, and generally to do all things in his name and on his behalf in his capacity as an officer or director to enable DSL.net, Inc. to comply with the provisions of the Securities Act, the rules and regulations of any applicable market or exchange and applicable state securities laws, granting unto his said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, or may have done in connection with the matters described above, and hereby ratifying and confirming his signature as it may be signed by his said attorney-in-fact and agent to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated below.

Signature	Title(s)	Date

/s/ Kirby G. Pickle Kirby G. Pickle	Chief Executive Officer and Class III Director (Principal Executive Officer)	June 24, 2005

/s/ Robert J. DeSantis Robert J. DeSantis	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2005

/s/ Robert B. Hartnett, Jr. Robert B. Hartnett, Jr.	Class I Director	June 24, 2005

/s/ Robert G. Gilbertson Robert G. Gilbertson	Class II Director	June 24, 2005

/s/ Paul J. Keeler Paul J. Keeler	Class II Director	June 24, 2005

/s/ William J. Marshall William J. Marshall	Class II Director	June 24, 2005

Exhibit Index

Exhibit No.	Exhibit

4.01
Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4.01 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-110131)).

4.02	Amended and Restated By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 4.02 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-89886)).

5.01	Opinion of Goodwin Procter LLP (filed herewith).

23.01	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.02	Consent of Goodwin Procter LLP (included in Exhibit 5.01).

24.01	Power of Attorney (included as part of the signature page to this Registration Statement).